Exhibit 10.1

Patrick D. Freeman

2500 Silverstar Road, Suite 500

Orlando, Florida 32804

September 7, 2005

Board of Directors

Cordia Corporation

445 Hamilton Avenue, Suite 408

White Plains, New York 10601

Dear Board Members:

I hereby accept the Board’s offer to serve in the position of Chief Technology Officer of Cordia Corporation.  I feel I am best able to support the company by utilizing my development background to continuously develop our international and domestic VoIP service offerings.  In the interest of the Company, I feel that it is appropriate and necessary that I step down as President and Chief Operating Officer so that I may focus my efforts in my continued service to Cordia as Chief Technology Officer.  Therefore, effective September 12, 2005, I resign from my current positions so that I may devote myself to my new position as Chief Technology Officer. I feel that this decision will be very beneficial for the Company and will allow us to reach our goal of continued profitability.

I thank you for your continued support and look forward to a very exciting and prosperous future.

Sincerely,

/s/ Patrick D. Freeman

Patrick D. Freeman